FORM OF

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of this 24th day of April, 2026 by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (the “Acquiring Trust”), with its principal place of business at 1301 South Harrison Street, Fort Wayne, Indiana 46802, on behalf of its series LVIP ClearBridge Large Cap Growth Fund (the “Acquiring Fund” or a “Fund”), Legg Mason Partners Variable Equity Trust, a Maryland statutory trust (the “Target Trust”), with its principal place of business at One Madison Avenue, 17th Floor, New York, New York 10010, on behalf of its series ClearBridge Variable Large Cap Growth Portfolio (the “Target Fund” or a “Fund”), solely for purposes of paragraphs 10.2, 11.1 and 11.2 hereof, Lincoln Financial Investments Corporation (“Lincoln”), and solely for purposes of paragraph 10.2 hereof, Franklin Templeton Fund Adviser, LLC (“Target Fund Manager”).

WHEREAS, Acquiring Fund is a series of the Acquiring Trust, an open-end management investment company registered pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Target Fund is a series of the Target Trust, an open-end management investment company registered pursuant to the 1940 Act;

WHEREAS, it is intended that, for United States federal income tax purposes (i) the transactions contemplated by this Agreement constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement constitutes a plan of reorganization within the meaning of Section 368 of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, the reorganization will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Target Fund to the Acquiring Fund in exchange solely for shares of beneficial interest of the Acquiring Fund (the “Acquiring Fund Shares”) of the classes corresponding to the classes of outstanding shares of beneficial interest of the Target Fund (the “Target Fund Shares”), as described herein, and the assumption by the Acquiring Fund of all liabilities of the Target Fund, and (2) the distribution of the Acquiring Fund Shares to the shareholders of the Target Fund in complete liquidation of the Target Fund and the termination of the Target Fund as a series of the Target Trust, as provided herein (the “Reorganization”), all upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Target Fund currently owns securities and other assets that are generally assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Board of Trustees of the Acquiring Trust (the “Acquiring Board”), including a majority of its members who are not “interested persons” (as that term is defined in the 1940 Act) of the Acquiring Trust, has determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Target Fund for Acquiring Fund Shares and the assumption of all liabilities of the Target Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization;

WHEREAS, the Board of Trustees of the Target Trust (the “Target Board”), including a majority of its members who are not “interested persons” (as that term is defined in the 1940 Act) of the Target Trust, has determined, with respect to the Target Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Target Fund for Acquiring Fund Shares and the assumption of all liabilities of the Target Fund by the Acquiring Fund is in the best interests of the Target Fund and that the interests of the existing shareholders of the Target Fund will not be diluted as a result of the Reorganization; and

WHEREAS, in this Agreement, any references to a Fund taking action shall mean and include all necessary actions of the Acquiring Trust or Target Trust, as applicable, on behalf of the Fund, unless the context of this Agreement or the 1940 Act requires otherwise;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE TARGET FUND TO THE ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, ASSUMPTION OF ALL TARGET FUND LIABILITIES AND TERMINATION OF THE TARGET FUND

1.1 (a) Subject to requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Target Trust, on behalf of the Target Fund, agrees to sell, assign, convey, transfer and deliver all of the Target Fund’s Assets, as defined and set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, agrees in exchange therefor: (i) to deliver to the Target Fund the number, determined in accordance with paragraph 2.3, of full and fractional Acquiring Fund Shares of each class corresponding to a class of Target Fund Shares as of the time and date set forth in paragraph 3.1, determined by dividing the value of the Target Fund’s net assets attributable to that class of Target Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.1) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.2); and (ii) to assume all of the Target Fund’s Liabilities (as defined and set forth in paragraph 1.2). Such transactions shall take place on a closing date as provided for in paragraph 3.1 (the “Closing Date”). For purposes of this Agreement, the classes of shares of the Target Fund Shares shall correspond to the classes of shares of the Acquiring Fund Shares as set forth below:

Target Fund	Acquiring Fund
Class I Shares	Standard Class Shares
Class II Shares	Service Class Shares

1.2 The property and assets of the Target Trust attributable to the Target Fund to be sold, assigned, conveyed, transferred and delivered to and acquired by the Acquiring Trust, on behalf of the Acquiring Fund, shall consist of all assets and property of every kind and nature of the Target Fund, including, without limitation, all rights, receivables (including dividend, interest and other receivables), cash, cash equivalents, claims (whether absolute or contingent, known or unknown), securities, commodities and futures interests, good will and other intangible property, any deferred or prepaid expenses and all interests, rights, privileges and powers, that the Target Fund owns at the Valuation Date (as defined in paragraph 2.1) (collectively, “Assets”). The Acquiring Trust, on behalf of the Acquiring Fund, shall assume all of the liabilities and obligations of the Target Fund, whether accrued or contingent, known or unknown, including trustee indemnification obligations under the Target Fund’s Declaration Of Trust and obligations under trustee indemnification agreements, existing at the Valuation Date except for (a) obligations of the Target Fund arising under this Agreement and (b) all expenses borne by any person or entity other than the Target Fund pursuant to paragraph 10.2 (such assumed liabilities and obligations, collectively, “Liabilities”). The Target Fund will sell, assign, convey, transfer and deliver to the Acquiring Trust, on behalf of the Acquiring Fund, any rights, payments, stock dividends, or other securities received by the Target Fund after the Closing Date as payments, stock dividends or other distributions on or with respect to the Assets transferred, which rights, payments, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Acquiring Trust, on behalf of the Acquiring Fund, at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the Assets acquired by the Acquiring Trust on behalf of the Acquiring Fund.

1.3 (a) At least ten business days prior to the Valuation Date, the Target Fund will provide the Acquiring Fund with a schedule of the securities and other assets and Liabilities of the Target Fund. Prior to the execution of this Agreement, the Acquiring Fund has provided the Target Fund with a copy of its current investment objective, investment policies, principal investment strategies, and restrictions and will provide the Target Fund with a written notice of any changes thereto through the Valuation Date. The Target Fund reserves the right to sell any of the securities or other assets shown on the schedule it provides to the Acquiring Fund pursuant to this paragraph 1.3(a) in the ordinary course, including as necessary to meet distribution and redemption requirements prior to the Valuation Time but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities which the Acquiring Fund may purchase in accordance with its stated investment objective and policies.

(b) At least five business days prior to the Valuation Date, the Acquiring Fund will advise the Target Fund of any investments of the Target Fund shown on the Target Fund’s schedule provided pursuant to paragraph 1.3(a) which the Acquiring Fund would not be permitted to hold (i) under its investment objective, principal investment strategies or investment restrictions; (ii) under applicable Law; or (iii) because the transfer of such investments would result in material operational or administrative difficulties to the Acquiring Fund in connection with facilitating the orderly transition of the Target Fund’s Assets. Under such circumstances, to the extent practicable, the Target Fund will, if requested by the Acquiring Fund and, to the extent permissible and consistent with the Target Fund’s own investment objectives and policies and Target Fund Manager’s fiduciary duties, dispose of such investments prior to the Valuation Date.

1.4 The Target Fund will make reasonable efforts to discharge all of its known Liabilities prior to the Valuation Date. If prior to the Closing either party identifies a liability that the parties mutually agree should not be assumed by the Acquiring Fund, such liability shall be excluded from the Liabilities to be assumed by the Acquiring Fund and shall be listed on a “Schedule of Excluded Liabilities” to be signed by the parties at the Closing.

1.5 On or as soon as practicable prior to the Closing Date, the Target Fund will have declared and paid pay to its shareholders of record one or more dividends so that it will have distributed substantially all of the sum of (i) its investment company taxable income as defined in the Code (computed without regard to any deduction for dividends paid) and (ii) the excess of its investment income excludible from gross income under Section 103 of the Code, if any, over its deductions disallowed under Sections 265 and 171 of the Code (“net tax-exempt income”), in each case for all tax periods ending before the Closing Date, such that the Target Fund would have no tax liability under Section 852 or Section 4982 of the Code, other than under Section 852(b)(3), for any tax periods that have ended before the Closing Date.

1.6 Immediately following the actions contemplated by paragraph 1.1, the Target Trust shall take such actions as may be necessary or appropriate to complete the liquidation of the Target Fund. To complete the liquidation, the Target Trust, on behalf of the Target Fund, shall (a) on the Closing Date, distribute to the shareholders of record with respect to each class of the Target Fund Shares as of the Closing Date (“Target Fund Shareholders”), on a pro rata basis within that share class, the Acquiring Fund Shares of the corresponding class received by the Target Trust, on behalf of the Target Fund, pursuant to paragraph 1.1, (b) on the Closing Date, cancel the shares of the Target Fund and (c) terminate the Target Fund as a series of the Target Trust in accordance with Maryland law. Such distribution and cancellation shall be accomplished, with respect to each class of the Target Fund Shares, by the transfer on the Closing Date of the corresponding class of Acquiring Fund Shares then credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund Shareholders. The aggregate net asset value of the Acquiring Fund Shares of each class to be so credited to each Target Fund Shareholder holding Target Fund Shares of the corresponding class shall be equal to the aggregate net asset value of the Target Fund Shares of that class owned by that Target Fund Shareholder on the Closing Date. All issued and outstanding Target Fund Shares will be cancelled on the books of the Target Fund. The Acquiring Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange.

1.7 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent for the credit of the respective accounts of the Target Fund Shareholders.

1.8 Any reporting responsibility of the Target Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns for taxable years ending prior to the Closing Date, or other documents with the Securities and Exchange Commission (“Commission”), any state securities commission, and, for any taxable year ending prior to the Closing Date, any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Target Trust, on behalf of the Target Fund. The Target Trust shall take all reasonable steps to the extent necessary or desirable for these responsibilities to be discharged.

2. VALUATION

2.1 The value of the Assets and the amount of the Liabilities shall be determined as of the time for calculation of net asset value as set forth in the then-current prospectus for the Target Fund and after the declaration and payment of any dividends and/or other distributions by the Target Fund, on the Closing Date (such time and date being hereinafter called the “Valuation Date”), computed using the valuation procedures established by the Target Board. All computations of value and amounts shall be made by The Bank of New York Mellon, in its capacity as accounting agent for the Target Fund in accordance with the valuation procedures of the Target Trust established by the Target Board.

2.2. The net asset value per share of each class of Acquiring Fund Shares shall be determined to the nearest full cent on the Valuation Date, using the valuation procedures established by the Acquiring Board. All computations of value shall be made by State Street Bank and Trust Company, in its capacity as accounting agent for the Acquiring Fund in accordance with the valuation procedures of the Acquiring Trust established by the Acquiring Board.

2.3. The number of full and fractional shares of each class of Acquiring Fund Shares to be issued in exchange for the Assets shall be determined by dividing the value of the net assets with respect to the corresponding class of Target Fund Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of that class of Acquiring Fund Shares, determined using the same valuation procedures referred to in paragraph 2.2.

3. CLOSING AND CLOSING DATE

3.1 Subject to the terms and conditions set forth herein, the Closing Date shall be April 24, 2026, or such other date as the parties may agree. All acts taking place at the closing of the transactions provided for in this Agreement (“Closing”) shall be deemed to take place simultaneously as of the “close of business” on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time or such later time on that date as the Target Fund’s net asset value is calculated in accordance with paragraph 2.1 and after the declaration and payment of any dividends. The Closing shall take place remotely by means of an electronic exchange of documents and signatures, or shall be held at such place as the parties may agree.

3.2 The Target Trust, on behalf of the Target Fund, shall instruct its custodian, The Bank of New York Mellon (the “Target Fund Custodian”), to deliver to the Acquiring Trust, on behalf of the Acquiring Fund, at the Closing a certificate of an authorized officer stating that the Assets of the Target Fund have been delivered in proper form to the Acquiring Fund on the Closing Date. The custodian of the Acquiring Fund, State Street Bank and Trust Company, shall deliver to Acquiring Trust, on behalf of the Acquiring Fund, at Closing a certificate of an authorized officer stating that the Assets of the Target Fund have been received by the Acquiring Fund in proper form.

3.3 The Target Trust shall direct its transfer agent, Franklin Templeton Investor Services, LLC (the “Transfer Agent”), to deliver to the Acquiring Trust at the Closing a certificate of an authorized officer stating that its records contain the name and address of each Target Fund Shareholder and the number and percentage ownership of the outstanding class of Target Fund Shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall deliver to the Secretary of the Target Trust, on behalf of the Target Fund, a confirmation evidencing that (a) the appropriate number of Acquiring Fund Shares has been credited to the Target Fund’s account on the books of the Acquiring Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.6 and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of the Target Fund Shareholders on the books of the Acquiring Fund pursuant to paragraph 1.6. At the Closing, each Fund shall deliver to the other Fund such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the other Fund or its counsel may reasonably request.

3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Target Fund (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Target Fund or the Acquiring Fund is impracticable (in the judgment of the Acquiring Board or the Target Board), the Closing Date shall be postponed until the first Friday (that is also a business day) after the day when trading shall have been fully resumed and reporting shall have been restored, or such other date as the parties may agree.

4. REPRESENTATIONS AND WARRANTIES

4.1 The Target Trust, on behalf of the Target Fund, represents and warrants to the Acquiring Fund as follows:

(a) The Target Fund is duly established as a series of the Target Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Maryland, with power under its Declaration of Trust, as amended or supplemented (the “Charter”), to own all of its assets and to carry on its business as it is being conducted as of the date hereof. The Target Trust is duly qualified to do business as a foreign entity in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net assets or results of operations of the Target Trust. The Target Trust has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as described in paragraph 4.1(c).

(b) The Target Trust is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of each class of Target Fund Shares under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect and the Target Fund is in compliance in all material respects with the 1940 Act and 1933 Act and rules and regulations under each.

(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

(d) The current prospectus and statement of additional information of the Target Fund (true and correct copies of which have been delivered to the Acquiring Fund) and each prospectus and statement of additional information of the Target Fund used during the three (3) years prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(e) On the Closing Date, the Target Trust, on behalf of the Target Fund, will have good title to the Assets and full right, power and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, the Acquiring Trust, on behalf of the Acquiring Fund, will acquire good title thereto, subject to no restrictions on the full transfer thereof, excluding such restrictions as might arise under the 1933 Act.

(f) The Target Fund is not engaged currently, and the execution, delivery and performance of this Agreement by the Target Trust, on behalf of the Target Fund, will not result, in a material violation of Maryland law or of the Charter or the bylaws, as amended, of the Target Trust, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Trust, on behalf of the Target Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Target Trust, on behalf of the Target Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, other undertaking, judgment or decree to which the Target Trust, on behalf of the Target Fund, is a party or by which it is bound.

(g) All material contracts or other commitments of the Target Fund (other than this Agreement and contracts or other commitments entered into in order to effect the transactions contemplated by this Agreement, certain investment contracts, including options, futures, swaps and forward contracts, and those contracts listed in Schedule 4.1(g)) will terminate without liability to the Target Fund on or prior to the Closing Date. Each contract listed in Schedule 4.1(g) is a valid, binding and enforceable obligation of the Target Fund and, to the Target Fund’s knowledge, the other parties thereto (assuming due authorization, execution and delivery by the other parties thereto) and the assignment by the Target Fund to the Acquiring Fund of each such contract will not result in the termination of such contract, any breach or default thereunder by the Target Fund or the imposition of any penalty thereunder.

(h) The Target Fund complies in all material respects with the requirements of, and the rules and regulations under, the 1940 Act, the 1933 Act, the 1934 Act, state “Blue Sky” laws and all other applicable federal and state laws or regulations. The Target Fund complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Target Trust with respect to the Target Fund. All advertising and sales material used by the Target Fund comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the rules and regulations of the Commission promulgated thereunder, and, to the extent applicable, the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”) and any applicable state regulatory authority.

(i) No litigation or administrative proceeding or investigation of or before any court or governmental body is pending or, to the Target Trust’s knowledge, threatened against the Target Trust, with respect to the Target Fund or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of the Target Fund’s business. The Target Trust, on behalf of the Target Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects the Target Fund’s business or the Target Trust’s ability to consummate the transactions herein contemplated on behalf of the Target Fund.

(j) The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments of the Target Fund as of the last day of and for the most recently completed fiscal year of the Target Fund prior to the date of this Agreement have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (true and correct copies of which have been furnished to the Target Trust) present fairly, in all material respects, the financial condition of the Target Fund as of such date and for such period in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of any such date that are not disclosed therein. To the extent applicable, the Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments (unaudited) of the Target Fund as of the last day of and for the most recently completed fiscal half year of the Target Fund following the date of the most recently completed audited annual statements referenced above are in accordance with GAAP consistently applied, and such statements (true and correct copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Target Fund, and all known contingent, accrued or other liabilities of the Target Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date are disclosed therein.

(k) Since the last day of the most recently completed fiscal year of the Target Fund prior to the date of this Agreement, there has not been any material adverse change in the Target Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Target Fund of indebtedness for money borrowed maturing more than one year from the date such indebtedness was incurred. For the purposes of this subparagraph (k), a decline in net asset value per share of Target Fund Shares due to declines in market values of securities held by the Target Fund, the discharge of Target Fund liabilities, or the redemption of Target Fund Shares by shareholders of the Target Fund shall not constitute a material adverse change.

(l) On the Closing Date, all federal and other tax returns, and other tax-related forms and reports of the Target Fund required by law to have been filed by such date (taking into account any extensions) shall have been filed and shall be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns, forms and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of the Target Trust’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns. The Target Fund is in compliance in all material respects with all applicable provisions of the Code and all applicable Treasury regulations pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and to withholding in respect of dividends and other distributions to shareholders and redemption of shares, and is not liable for any material penalties that could be imposed thereunder.

(m) The Target Fund is a separate series of the Target Trust and is treated as a corporation separate from any and all other series of the Target Trust under Section 851(g) of the Code. For each taxable year of its operation, the Target Fund has met (or, for the taxable year that includes the Closing Date, subject to the accuracy of the representations and warranties in paragraph 4.2(h), expects to meet) the requirements of Subchapter M of Chapter 1 of the Code for qualification and treatment as a “regulated investment company,” has had in effect an election to be treated as such, has been (or, for the taxable year that includes the Closing Date, subject to the accuracy of the representations and warranties in paragraph 4.2(h), expects to be) eligible to compute and has computed (or, for the taxable year that includes the Closing Date, subject to the accuracy of the representations and warranties in paragraph 4.2(h), expects to compute) its federal income tax under Section 852 of the Code, and on or before the Closing Date, will have declared and paid dividends sufficient to distribute substantially all of (a) the sum of (i) its net tax-exempt income, (ii) its investment company taxable income (as defined in the Code) (computed without regard to any deduction for dividends paid) and (iii) any net capital gain (as defined in the Code), and (b) any other amounts as necessary, in each case for all tax periods ending on or before the Closing Date, as dividends qualifying for the dividends-paid deduction under Section 562 of the Code, such that the Target Fund will have no tax liability under Section 852 of the Code for any tax period ending on or before the Closing Date. The Target Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply to the Target Fund. The Target Fund, with respect to each of its taxable years that has ended prior to the Closing Date during which it has served as a funding vehicle for insurance company separate accounts funding variable life insurance or annuity contracts, has satisfied the diversification requirements of Section 817(h) of the Code and the Treasury Regulations thereunder as though such requirements applied to the Target Fund and will continue to satisfy such requirements for the period beginning on the first day of its current taxable year and ending on the Closing Date. At all relevant times on or before the Closing Date, the Target Fund has been or will be an investment company to which Treasury Regulations Section 1.817-5(f) applies.

(n) All issued and outstanding Target Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Target Trust, have been offered and sold in any state or territory (including, without limitation, the District of Columbia) in which they have been offered or sold, in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws and are not subject to preemptive or dissenter’s rights. All of the issued and outstanding Target Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Target Fund, as provided in paragraph 3.3. The Target Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Target Fund Shares, nor is there outstanding any security convertible into any of the Target Fund Shares.

(o) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Target Board, on behalf of the Target Fund, and this Agreement constitutes a valid and binding obligation of the Target Trust, on behalf of the Target Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(p) The information regarding the Target Fund and its shares that has been furnished to the Acquiring Trust by the Target Trust for inclusion in the combined proxy statement and prospectus (“Proxy Statement”) comprising part of the Registration Statement (as defined in paragraph 5.6), from the effective date of the Registration Statement through the date of the meeting of shareholders of the Target Fund contemplated therein and on the Closing Date, will (i) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Trust for use therein) and (ii) comply in all material respects with the provisions of the 1933 Act, 1934 Act and the 1940 Act and the rules and regulations thereunder. The information to be furnished by the Target Fund for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority (“FINRA”)), as may be prepared in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

(q) The Target Trust, on behalf of the Target Fund, has satisfied all applicable provisions of Rule 17a-8 under the 1940 Act with respected to the transactions contemplated hereby.

4.2 The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants to the Target Fund as follows:

(a) The Acquiring Fund is duly established as a series of the Acquiring Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with the power under its Declaration of Trust, as amended or supplemented (the “Declaration”) to own all of its assets and to carry on its business as it is being conducted as of the date hereof. The Acquiring Trust is duly qualified to do business as a foreign entity in each jurisdiction in which the conduct of its business makes such qualification necessary except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, properties, net assets or results of operations of the Acquiring Trust. The Acquiring Trust has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as described in paragraph 4.2(c).

(b) The Acquiring Trust is a registered open-end management investment company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of each class of Acquiring Fund Shares under the 1933 Act, is in full force and effect or will be in full force and effect as of the Closing Date.

(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.

(d) The Acquiring Trust’s registration statement on Form N-1A with respect to the Acquiring Fund that will be in effect on the Closing Date (true and correct copies of which have been delivered to the Target Fund) will conform at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading.

(e) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, will not result, in a material violation of Delaware law or the Declaration or the bylaws, as amended, of the Acquiring Trust, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Trust, on behalf of the Acquiring Fund, is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, will not result in the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, other undertaking, judgment or decree to which the Acquiring Trust, on behalf of the Acquiring Fund, is a party or by which it is bound.

(f) The Acquiring Fund currently complies in all material respects with, and since the time of its formation has complied in all material respects with, the requirements of, and the rules and regulations under, the 1940 Act, the 1933 Act, the 1934 Act, state “Blue Sky” laws and all other applicable federal and state laws or regulations. The Acquiring Fund currently complies in all material respects with, and since the time of its formation has complied in all material respects with, all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquiring Trust with respect to the Acquiring Fund. All advertising and sales material used by the Acquiring Fund comply in all material respects with, and since the time of the Acquiring Fund’s formation have complied in all material respects with, the applicable requirements of the 1933 Act, the 1940 Act, the rules and regulations of the Commission promulgated thereunder, and, to the extent applicable, the Conduct Rules of FINRA and any applicable state regulatory authority.

(g) No litigation or administrative proceeding or investigation of or before any court or governmental body is pending or, to the Acquiring Trust’s knowledge, threatened against the Acquiring Trust, with respect to the Acquiring Fund, or any of its properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of the Acquiring Fund’s business. The Acquiring Trust, on behalf of the Acquiring Fund, is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects the Acquiring Fund’s business or the Acquiring Trust’s ability to consummate the transactions herein contemplated on behalf of the Acquiring Fund.

(h) Subject to the accuracy of the representations and warranties in paragraph 4.1(m), for the taxable year that includes the Closing Date, Acquiring Trust expects that the Acquiring Fund will meet the requirements of Chapter 1, Part I of Subchapter M of the Code for qualification as a regulated investment company and will be eligible to, and will, compute its federal income tax under Section 852 of the Code. After the Closing, the Acquiring Fund will be a fund that is treated as a separate corporation under Section 851(g) of the Code. The Acquiring Fund, subject to the accuracy of the representations and warranties in paragraph 4.1(m), will satisfy the diversification requirements of Section 817(h) of the Code and the Treasury Regulations thereunder as though such requirements applied to the Acquiring Fund from and after the Closing Date. At all relevant times from and after the Closing Date, the Acquiring Fund will be an investment company to which Treasury Regulations Section 1.817-5(f) applies.

(i) There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing Date other than a nominal number of shares (“Initial Shares”) issued to a seed capital investor (which shall be the investment advisor of the Acquiring Fund or an affiliate thereof) to vote on the investment advisory and sub-advisory contracts, distribution and service plan under Rule 12b-1 of the 1940 Act, this Agreement and other agreements and plans as may be required by the 1940 Act and to take whatever action it may be required to take as the Acquiring Fund’s sole shareholders. The Initial Shares have been or will be redeemed by the Acquiring Fund prior to the Closing for the price at which they were issued, and any price paid for the Initial Shares shall at all times have been held by the Acquiring Fund in a non-interest bearing account.

(j) All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by the Acquiring Trust and will have been offered and sold in any state or territory (including, without limitation, the District of Columbia) in which they have been offered or sold, in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares. All of the Acquiring Fund Shares to be issued and delivered to the Target Trust, for the account of the Target Fund Shareholders, pursuant to this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Acquiring Fund Shares and be fully paid and non-assessable by the Target Trust.

(k) The Acquiring Fund is, and will be at the time of Closing, a newly created series without assets (other than the seed capital provided in exchange for Initial Shares) and without liabilities, created for the purpose of acquiring the assets and assuming the liabilities of the Target Fund, and, prior to the Closing, will not carry on any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of investment operations).

(l) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary action on the part of the Acquiring Board, on behalf of the Acquiring Fund, and this Agreement constitutes a valid and binding obligation of the Acquiring Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

(m) The Proxy Statement to be included in the Registration Statement (as defined in paragraph 5.6), insofar as it relates to the Acquiring Fund and the Acquiring Fund Shares, from the effective date of the Registration Statement through the date of the meeting of shareholders of the Target Fund and on the Closing Date, will (i) not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary to make the statements therein not false or misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Target Trust for use therein) and (ii) comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the rules and regulations thereunder. The information to be furnished by the Acquiring Fund for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority (including FINRA), as may be prepared in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

(n) The Acquiring Trust, on behalf of the Acquiring Fund, has satisfied all applicable provisions of Rule 17a-8 under the 1940 Act with respect to the transactions contemplated hereby.

5. COVENANTS

The Target Trust, on behalf of the Target Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, hereby further covenant as follows:

5.1 The Target Fund and the Acquiring Fund each will operate its business in the ordinary course and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, and any other distribution that may be advisable.

5.2 The Target Trust will call and hold a meeting of the shareholders of the Target Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein. As soon as reasonably practicable after the Closing, the Target Trust shall (a) distribute to the Target Fund Shareholders, on a pro rata basis within each share class, the corresponding class of Acquiring Fund Shares received by the Target Trust, on behalf of the Target Fund, pursuant to paragraph 1.1 in cancellation of Target Fund Shares in accordance with Maryland law and (b) terminate the Target Fund as a series of the Target Trust as described in paragraph 1.6.

5.3 The Acquiring Fund Shares to be acquired by the Target Fund hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.4 The Target Trust, on behalf of the Target Fund, will assist in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund Shares.

5.5 Subject to the provisions of this Agreement, the Acquiring Trust, on behalf of the Acquiring Fund, and the Target Trust, on behalf of the Target Fund, will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6 The Acquiring Trust, on behalf of the Acquiring Fund, shall prepare and file a Registration Statement on Form N-14 in compliance with the 1933 Act and the 1940 Act and the rules and regulations thereunder with respect to the Reorganization (the “Registration Statement”). The Target Trust, on behalf of the Target Fund, will provide to the Acquiring Fund such information regarding the Target Fund as may be reasonably necessary for the preparation of the Registration Statement.

5.7 The Acquiring Trust, on behalf of the Acquiring Fund, and the Target Trust, on behalf of the Target Fund, will each use all reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

5.8 The Target Trust, on behalf of the Target Fund, will, from time to time, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Trust, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (i) the Target Trust’s title to and possession of the Acquiring Fund Shares to be delivered hereunder and (ii) the Acquiring Trust’s title to and possession of all the Assets, and to otherwise carry out the intent and purpose of this Agreement.

5.9 The Acquiring Trust, on behalf of the Acquiring Fund, will use all reasonable efforts to obtain such approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

5.10 The Acquiring Trust shall not change the Declaration or the Acquiring Fund’s prospectus or statement of additional information so as to restrict permitted investments for the Acquiring Fund, except as required by the Commission prior to the Closing.

5.11 The Acquiring Fund and the Target Fund intend that the Reorganization will qualify as a reorganization described in Section 368(a)(1)(F) of the Code. Neither the Acquiring Fund nor the Target Fund shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or results in the failure of the Reorganization to qualify as a reorganization described in Section 368(a)(1)(F) of the Code.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF TARGET TRUST, ON BEHALF OF THE TARGET FUND

The obligations of the Target Trust, on behalf of the Target Fund, to consummate the transactions provided for herein shall be subject, at the Target Trust’s election, to the following conditions:

6.1 All representations and warranties of the Acquiring Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

6.2 The Acquiring Trust, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Trust, on behalf of the Acquiring Fund, on or before the Closing Date.

6.3 The Acquiring Trust, on behalf of the Acquiring Fund, shall have executed and delivered an assumption of the Liabilities and all such other agreements and instruments as the Target Trust may reasonably deem necessary or desirable in order to vest in and confirm (a) the Target Fund’s title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Trust’s assumption of all of the Liabilities, and to otherwise carry out the intent and purpose of this Agreement.

6.4 The Acquiring Trust, on behalf of the Acquiring Fund, shall have delivered to the Target Fund a certificate executed in the name of the Acquiring Trust, on behalf of the Acquiring Fund, by the Acquiring Trust’s President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Target Fund and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as the Target Fund shall reasonably request.

6.5 The Acquiring Trust, on behalf of the Acquiring Fund, and the Target Trust, on behalf of the Target Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING TRUST, ON BEHALF OF THE ACQUIRING FUND

The obligations of the Acquiring Trust, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at the Acquiring Trust’s election, to the following conditions:

7.1 All representations and warranties of the Target Trust, on behalf of the Target Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

7.2 The Target Trust, on behalf of the Target Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Target Trust, on behalf of the Target Fund, on or before the Closing Date.

7.3 The Target Trust, on behalf of the Target Fund, shall have delivered to the Acquiring Fund a Statement of Assets and Liabilities of the Target Fund as of the Closing Date, including a schedule of investments, certified by the Treasurer of the Target Trust on behalf of the Target Fund. The Target Trust, on behalf of the Target Fund, shall have executed and delivered all such assignments and other instruments of transfer, including transfer instructions to the Target Fund Custodian, as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm (a) the Target Fund’s title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Fund’s title to and possession of all the Assets and to otherwise carry out the intent and purpose of this Agreement. The Target Trust, on behalf of the Target Fund, shall have delivered to the Acquiring Fund a certificate of an authorized officer stating that all necessary taxes in connection with the delivery of the Assets of the Target Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

7.4 The Target Trust, on behalf of the Target Fund, shall have delivered to the Acquiring Fund a certificate executed in the name of the Target Trust, on behalf of the Target Fund, by the Target Trust’s President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, as to the matters set forth in paragraphs 7.1 and 7.2 and as to such other matters as the Acquiring Fund shall reasonably request.

7.5 The Target Trust, on behalf of the Target Fund, and the Acquiring Trust, on behalf of the Acquiring Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TARGET TRUST AND ACQUIRING TRUST

If any of the conditions set forth in paragraph 8.1 have not been satisfied on or before the Closing Date, the Reorganization contemplated by this Agreement shall not be consummated. If any of the other conditions set forth below have not been satisfied on or before the Closing Date with respect to the Target Fund or the Acquiring Fund, the other party to this Agreement, on behalf of the Target Fund or the Acquiring Fund, as applicable, shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund, in accordance with the provisions of the 1940 Act and the Charter, the bylaws, as amended, of the Target Trust, as applicable, and certified copies of the report of the inspector of elections evidencing such approval, if any such approval is required, shall have been delivered to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither the Target Trust nor the Acquiring Trust may waive the condition set forth in this paragraph 8.1.

8.2 On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins the Target Trust, with respect to the Target Fund, or the Acquiring Trust, with respect to the Acquiring Fund, from completing the transactions contemplated by this Agreement.

8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Target Trust or the Acquiring Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Target Fund.

8.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending.

8.5 The parties shall have received one or more opinions of Dechert LLP, dated on or before the Closing Date, substantially to the effect that, assuming the variable contracts and the insurance companies issuing them are properly structured under the insurance company provisions of the Code, the Reorganization will not be a taxable event for United States federal income tax purposes with respect to contract owners whose contract values are determined by investment in shares of the Target Fund (the “Tax Opinions”). For purposes of rendering the Tax Opinions, Dechert LLP may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement/prospectus and statement of additional information included in the registration statement filed on Form N-14 by Lincoln Variable Insurance Products Trust under the 1933 Act with respect to the

Reorganization, as well as upon such other written representations verified as of the Closing Date. Notwithstanding anything herein to the contrary, no party hereto may waive the condition set forth in this paragraph 8.5.

8.6 The Acquiring Trust, on behalf of the Acquiring Fund, shall have received on the Closing Date an opinion of Morgan, Lewis & Bockius LLP, in a form reasonably satisfactory to the Acquiring Trust, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Target Trust, on behalf of the Target Fund, and its authorized officers: (a) the Target Trust is a statutory trust validly existing under the laws of the State of Maryland; (b) the Target Trust, with respect to the Target Fund, has the power as a statutory trust to conduct the business of an open-end management investment company as set forth in the Charter; (c) this Agreement has been duly authorized, executed and, assuming delivery by the Target Trust, on behalf of the Target Fund, this Agreement constitutes a valid and legally binding obligation of the Target Trust, on behalf of the Target Fund, enforceable against the Target Trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether in a proceeding under equity or at law); provided that Morgan, Lewis & Bockius LLP shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable federal or state securities laws or as a matter of public policy; (d) the execution and delivery of this Agreement did not, and the transfer of the Assets for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to this Agreement will not, violate the Charter or the bylaws, as amended, of the Target Trust; (e) to the knowledge of Morgan, Lewis & Bockius LLP, all regulatory or court consents, authorizations, approvals, orders or filings required to be obtained or made by the Target Trust, on behalf of the Target Fund, under the federal laws of the United States or the laws of the State of Maryland for the transfer of the Assets for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities pursuant to this Agreement have been obtained or made, except such as may be required under state securities or blue sky laws as to which Morgan, Lewis & Bockius LLP need express no opinion; (f) to the knowledge of Morgan, Lewis & Bockius LLP, and without any independent investigation, other than as previously communicated to the Acquiring Trust pursuant to paragraph 4.1 of this Agreement, the Target Fund is not subject to any litigation or administrative proceeding that could reasonably be expected to have a materially adverse effect on the operations of the Target Fund; and (g) the Target Trust is registered as an open-end management investment company with the Commission and the Target Fund is not subject to any stop order. Such opinion may contain such assumptions and limitations as shall be in the opinion of Morgan, Lewis & Bockius LLP appropriate to render the opinions expressed therein. Such opinion may state that it is solely for the benefit of the Acquiring Trust and the Acquiring Board. With respect to all matters of Maryland law, Morgan, Lewis & Bockius LLP shall be entitled to state that, with the approval of the Acquiring Trust, they have relied on the opinion of Venable LLP and the opinion of Morgan, Lewis & Bockius LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Venable LLP.

8.7 The Target Trust, on behalf of the Target Fund, shall have received on the Closing Date an opinion of Dechert, LLP, in a form reasonably satisfactory to the Target Trust, and dated as of the Closing Date, substantially to the effect that, based upon certain facts and certifications made by the Acquiring Trust, on behalf of the Acquiring Fund and its authorized officers: (a) the Acquiring Trust is a statutory trust validly existing under the laws of the State of Delaware; (b) the Acquiring Trust, with respect to the Acquiring Fund, has the power as a statutory trust to conduct the business of an open-end management investment company as set forth in the Declaration; (c) this Agreement has been duly authorized, executed and, assuming delivery by the Acquiring Trust, on behalf of the Acquiring Fund, this Agreement constitutes a valid and legally binding obligation of the Acquiring Trust, on behalf of the Acquiring Fund, enforceable against the Acquiring Trust in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally and to general equity principles (whether in a proceeding under equity or at law); provided that Dechert, LLP shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses that may be limited by any applicable federal or state securities laws or as a matter of public policy; (d) the execution and delivery of this Agreement did not, and the issuance of the Acquiring Fund Shares and the assumption of the Liabilities in exchange for the transfer of the Assets pursuant to this Agreement will not, violate the Declaration or the bylaws, as amended, of the Acquiring Trust; (e) to the knowledge of Dechert, LLP, all regulatory or court consents, authorizations, approvals, orders or filings required to be obtained or made by the Acquiring Trust, on behalf of the Acquiring Fund, under the federal laws of the United States or the laws of the State of Delaware with respect to the issuance of the Acquiring Fund Shares, the receipt of the Assets and the assumption of the Liabilities pursuant to this Agreement have been obtained or made, except such as may be required under state securities or blue sky laws, as to which Dechert, LLP need express no opinion; (f) to the knowledge of Dechert, LLP, and without any independent investigation, other than as previously communicated to the Target Trust pursuant to paragraph 4.2 of this Agreement, the Acquiring Fund is not subject to any litigation or administrative proceeding that could reasonably be expected to have a materially adverse effect on the operations of the Acquiring Fund; and (g) the Acquiring Trust is registered as an open-end management investment company with the Commission and the Acquiring Fund is not subject to any stop order. Such opinion may contain such assumptions and limitations as shall be in the opinion of Dechert LLP appropriate to render the opinions expressed therein. Such opinion may state that it is solely for the benefit of the Target Trust and the Target Board.

8.8 The Assets will include no assets which the Acquiring Fund, by reason of limitations contained in the Declaration or in the Acquiring Fund’s investment restrictions in effect on the Closing Date, may not properly acquire.

9. INDEMNIFICATION

9.1 The Acquiring Trust, out of the Acquiring Fund’s assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements), agrees to indemnify and hold harmless the members of the Target Board and the Target Trust’s officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Target Trust and those members of the Target Board and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Trust, on behalf of the Acquiring Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Trust or the members of the Acquiring Board or the Acquiring Trust’s officers prior to the Closing Date, in each case on behalf of the Acquiring Fund, provided that such indemnification by the Acquiring Trust is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

9.2 The Target Trust, out of the Target Fund’s assets and property (including any amounts paid to the Target Fund pursuant to any applicable liability insurance policies or indemnification agreements),

agrees to indemnify and hold harmless the members of the Acquiring Board and the Acquiring Trust’s officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Trust and those members of the Acquiring Board and officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Target Trust, on behalf of the Target Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Target Trust or the members of the Target Board or the Target Trust’s officers prior to the Closing Date, in each case on behalf of the Target Fund, provided that such indemnification by the Target Trust is not (i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

10. BROKER FEES AND EXPENSES

10.1 The Acquiring Trust, on behalf of the Acquiring Fund, and the Target Trust, on behalf of the Target Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2 Lincoln will pay all of the direct and indirect expenses and the out-of-pocket costs and expenses of the Reorganization incurred by the Acquiring Fund. Target Fund Manager will pay all of the direct and indirect expenses and the out-of-pocket costs and expenses of the Reorganization incurred by the Target Fund (including the cost of printing and mailing the Proxy Statement, accompanying notice of special meeting and proxy card, along with postage and proxy solicitation costs). Notwithstanding any of the foregoing, (a) expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person or entity of such expenses would result in a Fund’s failure to qualify for treatment as a “regulated investment company” within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a reorganization within the meaning of Section 368(a) of the Code and (b) if any expenses of the Target Fund are to be paid or assumed by a person or entity other than the Target Fund, such person or entity shall pay or assume only those expenses of the Target Fund that are solely and directly related to the Reorganization and will do so only in accordance with the guidelines established in Revenue Rule 73-54, 1973-1 C.B. 187.

11. SECTION 15(f) OF THE 1940 ACT

11.1 Lincoln acknowledges that the Target Trust, on behalf of the Target Fund, and the Target Fund Manager have entered into this Agreement in reliance upon the benefits and protections provided by Section 15(f) of the 1940 Act. In furtherance of the foregoing, Lincoln shall use, and shall use its best efforts to ensure that its affiliates use, reasonable best efforts after the Effective Time to conduct their respective businesses in a manner intended to enable the following to be true regarding Section 15(f) of the 1940 Act: (a) for a period of not less than three (3) years after the Closing Date, no more than 25% of the members of the Acquiring Board shall be “interested persons” (as defined in the 1940 Act) of Lincoln, the Target Fund Manager or any of their respective affiliates, and (b) for a period of not less than two (2) years after the Closing Date, neither Lincoln nor any of its affiliates shall impose an “unfair burden” (within the meaning of Section 15 of the 1940 Act, as interpreted from time to time by the Commission or its staff) on the Acquiring Fund as a result of the transactions contemplated by this Agreement or any express or implied terms, conditions or understandings applicable thereto.

11.2 For a period of three (3) years after the Closing Date, Lincoln shall not engage, and shall use its best efforts to ensure that its affiliates do not engage, in any transaction that would constitute an “assignment” (as that term is defined under applicable provisions of the 1940 Act, as interpreted from time to time by the Commission or its staff) to a third party of any contract pursuant to which Lincoln or any such affiliate serves as an investment adviser or subadviser to the Acquiring Fund, without first using reasonable best efforts to obtain from the counterparty to such transaction covenants that are in all material respects comparable to those contained in this Section 11.

12. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

12.1 The Target Trust and Acquiring Trust each agree that it has not made any representation, warranty or covenant, on behalf of either the Target Fund or Acquiring Fund, respectively, not set forth herein and that this Agreement constitutes the entire agreement between the parties.

12.2 The covenants to be performed after the Closing by both the Target Trust and Acquiring Trust, and the obligations of the Acquiring Trust, on behalf of the Acquiring Fund, and the Target Trust, on behalf of the Target Fund, in Article 9, shall survive the Closing. All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

13. TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date without penalty to either Fund by resolution of the Acquiring Board or Target Board, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to the Acquiring Fund or the Target Fund. Any such termination resolution will be effective when communicated to the other party. The obligations of each of Lincoln and Target Fund Manager set forth in paragraph 10.2 shall survive termination of this Agreement. The obligations of the Acquiring Trust, on behalf of the Acquiring Fund, and the Target Trust, on behalf of the Target Fund, in Article 9, also shall survive the termination of this Agreement.

14. AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Target Trust and Acquiring Trust; provided, however, that following the meeting of the shareholders of the Target Fund called by the Target Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Target Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.

15. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail), personal service or prepaid or certified mail addressed to the Target Trust or the Acquiring Trust at its address set forth in the preamble to this Agreement, to the attention of its President.

16. HEADINGS; COUNTERPARTS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT; LIMITATION OF LIABILITY

16.1 The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

16.3 This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of Delaware.

16.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

16.5 Consistent with the Declaration, the obligations of the Acquiring Trust with respect to the Acquiring Fund, entered into in the name or on behalf of the Acquiring Trust by any of its Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Acquiring Trust’s Trustees, officers, employees, agents or shareholders of the Acquiring Trust, personally, but bind only the assets of the Acquiring Trust belonging to the Acquiring Fund, and all persons dealing with any series or funds of the Acquiring Trust must look solely to the assets of the Acquiring Trust belonging to such series or fund for the enforcement of any claims against the Acquiring Trust.

16.6 Consistent with the Charter, the obligations of the Target Trust with respect to the Target Fund, entered into in the name or on behalf of the Target Trust by any of its Trustees, officers, employees or agents are not made individually, but in such capacities, and are binding only upon the assets and property of the Target Trust belonging to the Target Fund, and all persons having any claim against any series or funds of the Target Trust must look solely to the assets of the Target Trust belonging to the Target Fund for payment of any claims against the Target Trust.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST, on behalf of its series ClearBridge Variable Large Cap Growth Portfolio

By:	/s/ Jane E. Trust
Name: Jane E. Trust
Title: President

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of its series LVIP ClearBridge Large Cap Growth Fund

By:	/s/ Gordon J. Huellmantel
Name: Gordon J. Huellmantel
Title: Senior Vice President

Solely for purposes of paragraphs 10.2, 11.1 and 11.2 of the Agreement:

LINCOLN FINANCIAL INVESTMENTS CORPORATION

By:	/s/ Gordon J. Huellmantel
Name: Gordon J. Huellmantel
Title: Senior Vice President

Solely for purposes of paragraph 10.2 of the Agreement:

FRANKLIN TEMPLETON FUND ADVISER, LLC

By:	/s/ Jane E. Trust
Name: Jane E. Trust
Title: President

SCHEDULE 4.1(g)

None.